EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Announcement of Service 1st Bank corporate promotions.

Tracy, California - August 31, 2007

Service 1st Bank, a subsidiary of Service 1st Bancorp (OTCBB:SVCF), has promoted the following banking professionals: Robin Park was promoted to Vice President; Dana Bagley, Justin Redman and Chris Miller were all promoted to Assistant Vice President.

Ms. Park joined Service 1st Bank in July 2000 as an Assistant Vice President/Credit Analyst. She assumed the position of Consumer Loan Officer in April 2004 and was promoted to Note Department Manager in July of 2004. Prior to joining Service 1st Bank, Ms. Park was employed by Union Bank of California, in Sacramento, CA.

Ms. Bagley began her employment with Service 1st Bank in July 2004 as a Consumer Loan Officer/Credit Analyst. She entered the Management Trainee Program in January of 2005, and was promoted to Relationship Manager in April of 2006. Prior to joining Service 1st Bank, Ms. Bagley was employed by Bank of Agriculture and Commerce in Stockton, CA.

Mr. Redman joined Service 1st Bank in January 2005 as a Management Trainee. In January 2006, he was promoted to the position of Construction Loan Officer. Prior to joining Service 1st Bank, Mr. Redman was employed by Redwood Credit Union in Santa Rosa, CA.

Ms. Miller joined Service 1st Bank in May 2006 and is currently serving as Operations Development Officer. She was previously employed in the healthcare management field by Vision West Inc., in Sacramento, CA.

"I am pleased to announce these promotions as each employee has demonstrated the commitment to the work ethic and support for the ideals of Service 1st Bank, namely achievement of superior levels of customer service and satisfaction. We anticipate their continued dedication and contribution to the successful achievement of our corporate goals," said John O. Brooks, Chief Executive Officer of Service 1st Bancorp and Service 1st Bank.

About Service 1st Bank:
-----------------------

Service 1st Bank is a full service, independent banking institution that specializes in delivering custom-crafted lending and depository products to San Joaquin County's small to medium-sized businesses, professionals, and individuals. Since opening its doors in November 1999, Service 1st Bank has concentrated on providing a personalized "relationship" banking experience where customers are known individually and their needs met expeditiously. More information on Service 1st Bank is available at www.service1stbank.com.

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Forward Looking Statements:
---------------------------

Certain statements contained herein are forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.


Contact Information:
--------------------

John Brooks                                 Patrick Carman
Chairman & CEO of Service 1st               President & COO of Service 1st Bank
Bancorp and Service 1st Bank                (209) 820-7953
(209) 820-7951                              pcarman@service1stbank.com
jbrooks@service1stbank.com





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